       Exhibit 10.10

Warrant

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

WARRANT TO PURCHASE ORDINARY SHARES

PRESBIA PLC

Warrant Shares: 14,731,667                                            Initial Exercise Date: December 10, 2018

THIS WARRANT TO PURCHASE ORDINARY SHARES (the “Warrant”) certifies that, for value received, Richard S. Ressler, an individual (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and on or prior to the close of business (Eastern Time) on the five year anniversary of the Initial Exercise Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from Presbia PLC, an Irish public limited company (the “Company”), up to 14,731,667 ordinary shares with a nominal value of US$0.001 each (the “Warrant Shares”).  The purchase price of one ordinary share under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1.Definitions.  Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Securities Purchase & Exchange Agreement (the “Purchase Agreement”), dated December 10, 2018 among the Company, Presbia USA, Inc. and the purchaser signatory thereto.

Section 2.Exercise.

a)Exercise of Warrant.  Exercise of the purchase rights represented by this Warrant may be made, in whole or  in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company (or such other office or agency of the Company as the Company may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed facsimile copy of the Notice of Exercise Form annexed hereto; and, within three (3) Trading Days of the date said Notice of Exercise is delivered to the Company, the Company shall have received  payment of the aggregate Exercise Price of the shares thereby purchased by wire transfer or cashier’s check drawn on a United States bank or, if available, (i) pursuant to the near cashless exercise procedure specified in Section 2(c)(i) below or (ii) through the application of outstanding amounts under the Loan Guaranty or the Preferred Stock Guaranty pursuant to the procedure specified in Section 2(c)(ii) below.  Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company prior to the Termination Date until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date the final Notice of Exercise is delivered to the Company.  Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased.  The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases.  The Company shall deliver any objection to any Notice of Exercise Form within one (1) Business Day of receipt of such notice.  In the event of any dispute or discrepancy, the records of the Company shall be controlling and determinative in the absence of manifest error.  The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time will be less than the amount stated on the face hereof.

b)Exercise Price.  The exercise price per ordinary share under this Warrant shall be $0.60, subject to adjustment hereunder (the “Exercise Price”).

c)

i.Near Cashless Exercise.  To the extent permitted by applicable law, this Warrant may also be exercised in part at such time by means of a “near cashless exercise” in which the Holder, after Holder pays the Company the nominal value of US$0.001 per share in cash (the “Cash Portion”), shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = the VWAP on the Trading Day immediately preceding the date on which the Holder elects to exercise this Warrant (the “Applicable Trading Day”) by means of a “cashless exercise,” as set forth in the applicable Notice of Exercise;

(B) = the Exercise Price of this Warrant, as adjusted hereunder; and

(X) = the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise, but such number of Warrant Shares reduced by the number equal to the Cash Portion divided by the VWAP on the Applicable Trading Day.

“VWAP” is the volume-weighted average price and shall mean the aggregate consideration paid for all ordinary shares purchased on a given Trading Day, divided by the total number of ordinary shares purchased on such Trading Day.

ii.Exercise Through Application of Outstanding Amounts Under Loan Guaranty or Preferred Stock Guaranty.  Subject to, and solely to the extent permitted by, applicable law and subject further to first complying with any applicable requirements of Irish law, any amounts due and owing by the Holder to the Company on the exercise of the purchase rights represented by this Warrant may, at the election of the Holder as set out in the Notice of Exercise Form, be satisfied by way of set-off against any amounts due and owing by the Company to the Holder as of the date of the Notice of Exercise Form under the Loan Guaranty or the Preferred Stock Guaranty (as such terms are defined in the Purchase Agreement).

d)Mechanics of Exercise.

i.Delivery of Certificates Upon Exercise.  Certificates for shares purchased hereunder shall be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s prime broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission (“DWAC”) system if the Company is then a participant in such system and either (A) there is an effective Registration Statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder or (B) the shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144, and otherwise by physical delivery to the address specified by the Holder in the Notice of Exercise by the date that is three (3) Trading Days after the latest of (A) the delivery to the Company of the Notice of Exercise Form, (B) surrender of this Warrant (if required), and (C) payment of the aggregate Exercise Price as set forth above (including, in each case if permitted, by cashless exercise or by application of outstanding amounts under the Loan Guaranty or the Preferred Stock Guaranty in accordance with Sections 2(c)(i) or 2(c)(ii), respectively, and delivery of such documentation as is required by such Sections) (such date, the “Warrant Share Delivery Date”).  This Warrant shall be deemed to have been exercised on the first date on which all of the foregoing have been delivered to the Company.  The Warrant Shares shall be deemed to have been issued, and the Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised, with payment to the Company of the Exercise Price and entry on the register of members of the Company (or by the methods specified in Sections 2(c)(i) or 2(c)(ii), if and in the manner permitted) and all taxes required to be paid by the Holder, if any, pursuant to Section 2(d)(vi) prior to the issuance of such shares, having been paid.  If the Company fails for any reason to deliver to the Holder certificates evidencing the Warrant Shares subject to a Notice of Exercise by the Warrant Share Delivery Date, the Company shall, to the extent permitted by applicable law, pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the ordinary share on the date of the applicable Notice of Exercise), $100 per Trading Day (increasing to $200 per Trading Day on the fifth Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Warrant Share Delivery Date until such certificates are delivered or the Holder rescinds such exercise.

ii.Delivery of New Warrants Upon Exercise.  If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant (that is, any such new Warrant shall be dated the Initial Exercise Date and shall be identical with this Warrant in all respects except as to the number of Warrant Shares issuable pursuant thereto, with such number of Warrant Shares being reduced to reflect the number of Warrant Shares remaining to cover future exercises after giving effect to previous partial exercise(s) of this Warrant).

iii.Intentionally deleted.

iv.Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Exercise.  In addition to any other rights available to the Holder, if the Company fails to issue the Warrant Shares to the Holder pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder (and prior to the issue of the Warrant Shares) is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, ordinary shares to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the ordinary shares so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of ordinary shares that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder.  For example, if the Holder purchases ordinary shares having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of ordinary shares with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000.  The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss.  Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing ordinary shares upon exercise of the Warrant as required pursuant to the terms hereof.

v.No Fractional Shares or Scrip.  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.  As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

vi.Charges, Taxes and Expenses.  Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

vii.Closing of Books.  Save in compliance with applicable law, the Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

Section 3.Certain Adjustments.

a)Reclassification, Recapitalization, Exchange or Substitution.  Upon any reclassification, recapitalization, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, the Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for Shares if this Warrant had been exercised immediately before such reclassification, recapitalization, exchange, substitution, or other event.  Upon surrender of this Warrant, the Company shall promptly issue to the Holder a new warrant for such new securities.  The new warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3 including, without limitation, to the number of securities issuable upon exercise of the new warrant.  The provisions of this Section 3 shall similarly apply to successive reclassifications, recapitalizations, exchanges, substitutions, or other events.

b)Adjustments for Combinations, Etc.  If  the  outstanding Shares  are  combined  or  consolidated, by reclassification or otherwise, into a lesser number of shares, the number of Shares as to which this Warrant is exercisable shall be proportionately decreased and the Exercise Price shall be proportionately increased.

c)Pro Rata Distributions.  If the Company, at any time while this Warrant is outstanding, shall distribute to all or any holders of ordinary shares (and not to the Holder) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security other than the ordinary shares, then in each such case the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then per share fair market value at such record date of the portion of such assets or evidence of indebtedness or rights or warrants so distributed applicable to one outstanding ordinary share as determined by the Board of Directors in good faith.  In either case the adjustments shall be described in a statement provided to the Holder of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one ordinary share.  Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

d)Calculations.  All calculations under this Section 3 shall be made to the nearest cent or the nearest whole share, as the case may be.  For purposes of this Section 3, the number of ordinary shares deemed to be issued and outstanding as of a given date shall be the sum of the number of ordinary shares (excluding treasury shares, if any) issued and outstanding.

e)Notice to Holder.

i.Adjustment to Exercise Price.  Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly mail to the Holder a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii.Notice to Allow Exercise by Holder.  If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the ordinary shares, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the ordinary shares, (C) the Company shall authorize the granting to all holders of the ordinary share rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the ordinary shares, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the ordinary shares are converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the ordinary shares of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the ordinary shares of record shall be entitled to exchange their ordinary shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.  To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K.  The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

iii.Change of Control.  In the event of a Change of Control, either (i) the Holder shall exercise this Warrant pursuant to Section 2 and such exercise will be deemed effective immediately prior  to  and  contingent upon  the consummation of such Change of Control or (ii) if the Holder elects not to exercise the Warrant and this Warrant is not automatically converted pursuant to this Warrant, this Warrant will expire immediately prior to the consummation of such Change of Control.  “Change of Control” shall mean:  (a) merger, exchange or consolidation of the Company into or with another entity in which the stockholders, or other acquisition of the Company or its outstanding stock by another entity (or affiliated entities) by means of any transaction or series of related transactions that results in the stockholders of the Company prior to such transaction or series of related transactions holding, directly or indirectly, less than fifty percent (50%) of the outstanding equity of the Company immediately following such transaction or series of related transactions (excluding a merger or conversion effected exclusively for the purpose of changing the domicile of the Company), (b) the sale, transfer, lease or other disposition of (whether in one transaction or in a series of transactions) all or substantially all of its assets,  or (c) a sale by the Company’s stockholders of fifty percent (50%) or more of the outstanding equity of the Company, in each case by means of any transaction or series of related transactions.  Notwithstanding the foregoing, a “Change of Control” shall not be deemed to occur if, after the consummation of the transaction or series of related transactions for such consolidation, merger, transfer of equity securities or assets, the stockholders of the Company immediately prior to such transaction or series of related transactions continue to beneficially own or control 50% of the voting power of the surviving or acquiring entity.

Section 4.Transfer of Warrant.

a)Transferability.  Subject to compliance with any applicable securities laws and the conditions set forth in Section 4(d) hereof, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer.  Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled.  The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

b)New Warrants.  This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney.  Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.  All Warrants issued on transfers or exchanges shall be dated the Initial Exercise Date and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c)Warrant Register.  The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time.  The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

d)Transfer Restrictions.  If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be either (i) registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws or (ii) eligible for resale without volume or manner-of-sale restrictions or current public information requirements pursuant to Rule 144, the Company may require, as a condition of allowing such transfer, that the Holder or transferee of this Warrant, as the case may be, comply with the provisions of Section 4.4 of the Purchase Agreement.

e)Representation by the Holder.  The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act.

Section 5.Miscellaneous.

a)No Rights as Stockholder Until Exercise.  This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i).

b)Loss, Theft, Destruction or Mutilation of Warrant.  The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will, subject to reasonable and customary indemnification, make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

c)Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

d)Authorized Shares.  The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued ordinary shares a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant.  The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant.  The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed.  The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, subject to applicable law, the Company shall not by any action, including, without limitation, amending its constitution or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder as set forth in this Warrant against impairment.  Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) subject to applicable law, take all such action as may be necessary in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e)Restrictions.  The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered and to the extent the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.

f)Nonwaiver and Expenses.  No course of dealing or any delay or failure to exercise any right hereunder on the part of the Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date.  If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

g)Notices.  Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

h)Limitation of Liability.  No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any ordinary share or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

i)Remedies.  The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant.  The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

j)Successors and Assigns.  Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of the Holder.  The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

k)Amendment.  This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and Holders holding Warrants at least equal to 50.1% of the Warrant Shares issuable upon exercise of all then outstanding Warrants.

l)Severability.  Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

m)Headings.  The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

n)Governing Law.  This Warrant shall be interpreted under the laws of California without regard to conflict of law principles.

o)Judicial Reference. The parties agree that any dispute or controversy arising out of or relating to this Warrant, or to the interpretation, performance, or breach thereof, shall be heard and decided exclusively by means of a reference pursuant to Section 638 et seq. of the Code of Civil Procedure of the State of California. Such reference shall be made to a retired judge of the Superior Court of the State of California (the “Referee”) who shall hear such dispute or controversy until the final determination thereof pursuant to Article VI, Section 21, of the California Constitution, Section 638 et seq. of the California Code of Civil Procedure, and Rule 244(a) of the California Rules of Court. The term “Referee” as used herein is intended to refer to and include the term “Temporary Judge” as used in the said provisions of the California Constitution and the California Rules of Court.  The Referee shall be selected by mutual agreement of the parties from the list of retired judges maintained by the Superior Court of the State of California for the County of Los Angeles. If the parties are unable to agree upon a retired judge to serve as the Referee, then upon petition by either party to the presiding judge of the Superior Court of the State of California for the County of Los Angeles (or such other judge as the presiding judge may designate for such purpose), such judge shall in his or her sole discretion select the particular retired judge who shall serve as the Referee. The cost of the Referee shall initially be divided equally between the parties, it being understood and agreed that, upon judgment, the prevailing party shall be entitled to reimbursement from the other party of all costs of litigation, including the cost of the Referee.

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(Signature Pages Follow)

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

PRESBIA PLC

By:	/s/ Mark Yung
Name:	Mark Yung
Title:	Chief Executive Officer